
Foreside Fund Services, LLC is the Marketing Agent
Gold Meet Innovation,
Innovation Meet Gold.
WGLD
LISTED
NYSE
This material must be accompanied or preceded by a prospectus. Please read the prospectus at http://bit.ly/WGLDProspectus carefully before investing.
LEARN HOW
wShares
by Wilshire Phoenix

wShares
by Wilshire Phoenix

Gold Meet Innovation, Innovation Meet Gold.

WGLD

LISTED

NYSE

Foreside Fund Services, LLC is the Marketing Agent



This material must be accompanied or preceded by a prospectus. Please read the prospectus at http://bit.ly/WGLDProspectus carefully before investing.

LEARN HOW